EXHIBIT 99.1

[GEMSTAR LOGO APPEARS HERE]

FOR IMMEDIATE RELEASE

March 10, 2003

Gemstar-TV Guide International Announces Further Anticipated Restatements

Related to Previously Disclosed Review

Pasadena, CA — Gemstar-TV Guide International, Inc. (“Gemstar” or the “Company”) (Nasdaq: GMSTE) announced today that, as a result of the previously disclosed review of its accounting policies and the application of those policies to various types of transactions, and the audit and review being conducted by the Company’s new independent accounting firm, Gemstar intends to further restate its financial statements. The aggregate effect that these additional restatements will have on the Company’s previously reported results of operations is summarized as follows: consolidated revenues will be reduced by $110.9 million, consolidated income (loss) before income taxes and extraordinary items will be reduced by $36.3 million and consolidated EBITDA will be reduced by $45.2 million.

The periods affected by the restatements will include the fiscal periods ended March 31, 2000, December 31, 2000 and December 31, 2001, and the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. The restatements will not have an impact on the Company’s cash position in any of the affected periods.

The impact on each of the Company’s sectors is as follows:

Interactive Platform Sector

Revenues in the Interactive Platform Sector will decrease by an additional $74.5 million in the aggregate. This decrease is composed of (a) reductions in previously reported revenues of $17.5 million associated with a 10-year licensing agreement with a set top box manufacturer that will be recognized as licensing revenue over the term of the agreement; (b) reductions in previously reported revenues of $26.0 million in connection with a six-year advertising agreement with a media company; (c) reductions in previously reported revenues of $17.6 million relating to a strategic advertising agreement that will be offset by marketing development costs; (d) reductions in previously reported revenues of $6.5 million in multi-platform advertising that will be primarily reclassified to the Media Services Section; and (e) $6.9 million in various other reductions.

The decrease in this sector’s EBITDA will be an aggregate of $20.2 million. The impact of the revenue reductions outlined above will be partially offset by an aggregate of $39.4 million in advertising expenses that will be reclassified as a reduction of Technology and Licensing Sector revenues and a reduction of $14.4 million of marketing development costs related to a strategic advertiser, $5.6 million of which will be reclassified to the Technology and Licensing Sector.

Technology and Licensing Sector

Revenues in this sector will decline by an aggregate of $42.3 million principally due to the $39.4 million reduction in revenue attributed to advertising expenses from the Interactive Platform Sector which will be reclassified as a reduction of revenues in the Technology and Licensing Sector, and the recognition of $3.5 million of licensing revenue associated with the 10-year licensing agreement referred to above in the Interactive Platform Sector. The decline in the sector’s EBITDA will be $36.8 million, as the revenue reductions are offset by the reversal of an excess accrual of $5.0 million for credits to customers.

Media and Services Sector

Revenues in this sector will increase by $5.9 million due to the reclassification of revenues from the Interactive Platform Sector. Further contributing to the increase in EBITDA of $11.8 million will be a $4.0 million reduction in subscriber acquisition costs and $1.9 million of other miscellaneous expenses.

In connection with the Company’s filings with the Securities and Exchange Commission on November 14, 2002, the Company disclosed that it had engaged a new independent accounting firm to audit its annual financial statements and to review its unaudited interim financial statements and that, as a result of that audit and review and the Company’s ongoing review of its accounting policies and the application of those policies to various types of transactions, the Company expected further restatements of the financial statements contained in those reports. On January 23, 2003, the Company announced that, a result of such review and the engagement of its new independent accounting firm, it intended to restate its financial statements to reflect that $8.2 million in previously reported revenues in the Interactive Platform Sector will not be recognized, an aggregate of $26.8 million in previously reported licensing revenues will be reclassified as either a reduction of operating expense or as other income and an aggregate of $47.0 million in previously reported revenues will be recognized over the remaining terms of the licensing agreement. Those matters are described in the Company’s filing on Form 8-K with the Securities and Exchange Commission on January 24, 2003. The Company believes it is likely that, as a result of the continuing audit and review by its independent accounting firm, and the Company’s ongoing review of its accounting policies and the application of these policies to various types of transactions, the Company will announce additional adjustments which will be included in the restatements of its historical financial statements. Such additional adjustments may be material.

The Company intends to file restated financial statements with the Securities and Exchange Commission by the end of March 2003, which will contain the adjustments announced today, as well as those announced on January 23, 2003. The information presented in or derived from the Company’s financial information previously filed for the fiscal periods ended December 31, 2001 and 2000, March 31, 2000, and for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, do not reflect the adjustments announced on January 23, 2003, the adjustments described herein, or any additional adjustments which may be required. Accordingly, investors should not rely on the financial information contained in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 or in the Company’s quarterly report on Form 10-Q, as amended, for the quarter ended March 31, 2002 or in the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002.

The following table summarizes the impact of the restatement adjustments announced today to the Company’s results of operations previously announced on January 23, 2003 for the periods identified (in thousands):

	Year ended March 31, 2000	Nine months ended	Year ended	Nine months ended
		December 31, 2000	December 31, 2001	September 30, 2002

Revenues, as previously reported (1)	$216,003	$683,528	$1,223,680	$804,712
Decrease	(1,350)	(6,656)	(51,910)	(51,020)

Revenues, as adjusted	$214,653	$676,872	$1,171,770	$753,692

Income (loss) before income taxes and extraordinary item, as previously reported (1)	$125,989	$(276,779)	$(831,267)	$(1,455,651)
Increase (decrease)	150	(10,429)	(2,179)	(23,792)

Income (loss) before income taxes and extraordinary item, as adjusted	$126,139	$(287,208)	$(833,446)	$(1,479,443)

EBITDA, as previously reported (1)(2)	$112,180	$194,589	$312,746	$212,975
Increase (decrease)	150	(10,120)	(8,787)	(26,395)

EBITDA, as adjusted (2)	$112,330	$184,469	$303,959	$186,580

Technology and Licensing Sector:
Revenues, as previously reported (1)	$202,056	$149,544	$206,882	$140,559
Decrease	—	(3,546)	(15,589)	(23,203)

Revenues, as adjusted	$202,056	$145,998	$191,293	$117,356

EBITDA, as previously reported (1)(2)	$136,261	$84,018	$109,101	$86,563
Increase (decrease)	1,500	(3,546)	(11,521)	(23,203)

EBITDA, as adjusted (2)	$137,761	$80,472	$97,580	$63,360

Interactive Platform Sector:
Revenues, as previously reported (1)	$3,641	$20,068	$74,311	$62,420
Decrease	(1,350)	(3,210)	(39,122)	(30,787)

Revenues, as adjusted	$2,291	$16,858	$35,189	$31,633

EBITDA, as previously reported (1)(2)	$(24,218)	$(27,804)	$(46,057)	$3,734
Decrease	(1,350)	(1,401)	(7,923)	(9,490)

EBITDA, as adjusted (2)	$(25,568)	$(29,205)	$(53,980)	$(5,756)

Media and Services Sector:
Revenues, as previously reported (1)	$10,306	$514,907	$952,452	$601,733
Increase	—	100	2,801	2,970

Revenues, as adjusted	$10,306	$515,007	$955,253	$604,703

EBITDA, as previously reported (1)(2)	$137	$138,375	$249,702	$122,678
Increase (decrease)	—	(5,173)	10,657	6,298

EBITDA, as adjusted (2)	$137	$133,202	$260,359	$128,976

Consolidated (after eliminations):
Revenues, as previously reported (1)	216,003	683,528	1,223,680	804,712
Decrease	(1,350)	(6,656)	(51,910)	(51,020)

Revenues, as adjusted	$214,653	$676,872	$1,171,770	$753,692

EBITDA, as previously reported (1)(2)	112,180	194,589	312,746	212,975
Increase (decrease)	150	(10,120)	(8,787)	(26,395)

EBITDA, as adjusted (2)	$112,330	$184,469	$303,959	$186,580

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(1)  As reported in the Company’s press release dated January 23, 2003. For the reasons stated therein and in this press release, investors should not rely on the financial information contained in these press releases or in the Company’s filings with the Securities and Exchange Commission in November 2002, including the information relating to revenues, and income (loss) before income taxes and extraordinary items, and EBITDA, included in this table.

(2)  EBITDA means operating income before noncash stock compensation expense and depreciation and amortization. Commencing January 1, 2002, goodwill and certain other intangible assets are no longer subject to amortization. However, other intangible assets acquired in transactions accounted for as purchases are still amortized and such amortization is significant. Accordingly, the Company’s business sectors are measured based on EBITDA. EBITDA is presented supplementally as the Company believes it is a standard measure commonly reported and widely used by analysts, investors and others associated with its industry. EBITDA is not a measure of financial performance under generally accepted accounting principles, or GAAP. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability. Other companies may calculate EBITDA differently and the Company’s EBITDA presentation is not necessarily comparable with similarly titled figures for other companies.

About Gemstar-TV Guide International, Inc.

Gemstar-TV Guide International, Inc., is a leading media and technology company focused on consumer television guidance and home entertainment. The Company’s businesses include: television media and publishing properties; interactive program guide services and products; and technology and intellectual property licensing. Additional information about the Company can be found at www.gemstartvguide.com.

Except for historical information contained herein, the matters discussed in this news release contain forward-looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products; the impact of competitive products and pricing; the management of growth; and the other risks detailed from time to time in the Company’s SEC reports, including the most recent reports on Forms 10-K, 8-K, and 10-Q, each as it may be amended from time to time. The Company assumes no obligation to update these forward-looking statements.

Note to Editors: Gemstar and TV Guide are trademarks or registered trademarks of Gemstar-TV Guide International, Inc. and/or its affiliates. The names of other companies and products used herein are for identification purposes only and may be trademarks of their respective owners.

CONTACT:

Gemstar-TV Guide International, Inc.

Elliot Sloane, 212-446-1860 (media-Sloane & Company)

Mike Benevento, 212-852-7337 (analysts)